UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2013 (January 8, 2013)

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51980	20-3233358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4808 Moorland Lane, Suite 109, Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 502-8602

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On January 8, 2013, Israel Growth Partners Acquisition Corp., a Delaware corporation (the “Company”), entered into an amendment (the “Amendment”) to the Merger Agreement entered into as of August 28, 2012 (the “Merger Agreement”) among the Company, Macau Resources Group Limited, a British Virgin Islands corporation (“Macau”), and the shareholders of Macau (as described in the current report on Form 8-K filed by the Company on August 31, 2012). Pursuant to the Amendment, the parties to the Merger Agreement acknowledged and agreed that in December 2012 the majority stockholder of the Company, Moorland Lane Partners, LLC, withdrew and revoked the written consent it had previously signed to approve and adopt the Merger Agreement, and that the consent of the Company’s stockholders is therefore a condition to the consummation of the transactions contemplated by the Merger Agreement. The Amendment also extended the termination date of the Merger Agreement to March 31, 2013. The description of the Amendment and the terms thereof are qualified in their entirety by the full text of the Amendment, which is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description
10.1	First Amendment to Merger Agreement, dated January 8, 2013, among the Company, Macau Resources Group Limited and the shareholders of Macau Resources Group Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2013	ISRAEL GROWTH PARTNERS ACQUISITION CORP.

	By:	/s/ Craig Samuels
Craig Samuels
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
10.1	First Amendment to Merger Agreement, dated January 8, 2013, among the Company, Macau Resources Group Limited and the shareholders of Macau Resources Group Limited.